UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2008
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02	Results of Operations and Financial Condition	1
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	1
Item 9.01	Financial Statements and Exhibits	1
Exhibit 99.1

i

Item 2.02 Results of Operations and Financial Condition
     On October 23, 2008, Ixia (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (d) Effective as of October 20, 2008, the Board of Directors of Ixia (the “Company”) appointed Laurent Asscher as an additional member of the Company’s Board of Directors. In connection with the appointment of Mr. Asscher, the Board of Directors increased the authorized number of directors of the Company from five to six.
     Mr. Asscher and the Company will also enter into the Company’s standard form of Indemnity Agreement for its directors and executive officers. The form of Indemnity Agreement was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-42678), as filed with the Securities and Exchange Commission on September 5, 2000.
     There are no arrangements or understandings between Mr. Asscher and any other persons pursuant to which Mr. Asscher was appointed as a director of the Company, and there are no related party transactions between the Company and Mr. Asscher that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          The following Exhibit 99.1 is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated October 23, 2008 of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: October 23, 2008	By:	/s/ Atul Bhatnagar
Atul Bhatnagar
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 23, 2008 of the Company